UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)                    May 25, 2010

                               EMCOR Group, Inc.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

        1-8267                                            11-2125338
------------------------                    ------------------------------------
(Commission File Number)                    (I.R.S. Employer Identification No.)

     301 Merritt Seven, Norwalk, CT                     06851-1060
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(Address of Principal Executive Offices)                (Zip Code)

                                 (203) 849-7800
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              (Registrant's Telephone Number, Including Area Code)

                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

__   Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

__   Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Chief Executive Officer

On May 25, 2010, EMCOR Group, Inc. ("EMCOR" or the "Company") announced the retirement as Chief Executive Officer of Frank T. MacInnis, the Company's
Chairman of the Board and Chief Executive Officer, effective as of close of business January 3, 2011. Mr. MacInnis will continue to serve as Chairman of the Company's Board of Directors and during the period January 4, 2011 through December 31, 2011 will continue in the Company's employ in an advisory capacity.

Compensatory Arrangements

On May 25, 2010, the Company entered into a letter agreement (the "Agreement") with Frank T. MacInnis in connection with his retirement as the Company's Chief Executive Officer and his continued service as an advisor to the Company from January 4, 2011 through December 31, 2011. The Agreement was approved by the Board of Directors of the Company and provides, among other things, that Mr. MacInnis will be paid an annual salary of $320,000 during this period of his employment.

The description of the Agreement is qualified in its entirety by the Agreement, a copy of which is filed as Exhibit 99.1 hereto.

Appointment of Chief Executive Officer

On May 25, 2010, the Company also announced that Anthony J. Guzzi, 46, President of EMCOR, has been appointed as the Company's Chief Executive Officer effective as of the close of business January 3, 2011. Mr. Guzzi will continue as President of the Company and a member of its Board of Directors.

Mr. Guzzi has been the Company's President and Chief Operating Officer since October 2004. From August 2001, until he joined the Company, he was President of the North American Distribution and Aftermarket Division of Carrier Corporation, a manufacturer and distributor of commercial and residential HVAC and refrigeration systems and equipment and a provider of aftermarket services and components of its own products and those of other manufacturers in both the HVAC and refrigeration industry. Mr. Guzzi was elected to the Board on December 15, 2009. Mr. Guzzi is also a director of Hubbell International, Inc. Mr. Guzzi, who has served as the Company President and Chief Operating Officer for more than five years, has extensive knowledge of the Company's business and, as a senior executive officer of Carrier Corporation, has extensive knowledge of the mechanical services business which accounts for a significant portion of the Company's revenues and profits.

The Company issued a press release on May 25, 2010 announcing Mr. MacInnis' planned retirement and the election of Mr. Guzzi as his successor. A copy of the press release is filed as Exhibit 99.2 to this Report.

Item 9.01.    Financial Statements and Exhibits.

     (d) Exhibits

                     Exhibit                        Description
                     -------                        -----------

                 Exhibit 10.1 Letter Agreement dated May 25, 2010 between EMCOR Group, Inc. and Frank T. MacInnis.

                 Exhibit 99.1 Press Release of EMCOR Group, Inc. dated May 25, 2010 announcing "EMCOR's Chairman & CEO Frank T. MacInnis Will Transition To Non-Executive Chairman; Anthony J. Guzzi To Be Named CEO".

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           EMCOR GROUP, INC.



Date:  May 25, 2010                        By: /s/ Sheldon I. Cammaker
                                               --------------------------------
                                                Name:  Sheldon I. Cammaker
                                                Title: Executive Vice President,
                                                       General Counsel, and
                                                       Secretary

                                 EXHIBIT INDEX

Exhibit Number                            Description
--------------                            -----------

     10.1         Letter Agreement dated May 25, 2010 between EMCOR Group, Inc.
                  and Frank T. MacInnis

     99.1         Press Release of EMCOR Group, Inc. dated May 25, 2010.

                                                                    Exhibit 10.1

                                EMCOR GROUP, INC.
                          301 MERRITT SEVEN, 6TH FLOOR
                                NORWALK, CT 06851




                                                                   May 25, 2010


Mr. Frank T. MacInnis
Chairman of the Board and
Chief Executive Officer
EMCOR Group, Inc.
301 Merritt Seven
Norwalk, CT  06851

Dear Frank:

     As we discussed, you have decided to retire as Chief Executive Officer ("CEO") of EMCOR Group, Inc. (the "Company") effective as of the close of business January 3, 2011 (the "Effective Date"). The Company wishes to continue to retain your services as an employee of the Company acting as advisor ("Advisor") to the Company's President and new CEO. The purpose of this letter is to confirm the agreement between you and the Company.

1. Your retirement as CEO of the Company will be effective January 3, 2011. Your continued employment with the Company as Advisor shall commence on the Effective Date and continue through December 31, 2011 at which time your employment with the Company will terminate (the "Termination Date").

2. (a) As Advisor to the President and CEO of the Company, you shall advise the CEO on such matters as he shall, from time to time, request. Subject to the terms and conditions hereof, you agree to be employed in such capacity and devote your time and efforts to the performance of the duties and responsibilities in connection therewith from one or more office locations of your choice. You also agree to continue serving as Chairman of the Board if elected to the Board and appointed as Chairman.

     (b)  Except  upon the prior  written  consent  of the  Board,  you will not during the period you are employed as Advisor (i) accept any other employment or (ii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage). Nothing in this agreement shall preclude you from (i) engaging, consistent with your duties and responsibilities hereunder, in charitable and/or community affairs, (ii) managing your personal investments, (iii) continuing to serve on the boards of directors on which you presently serve (to the extent such service is not precluded by federal or state law or by conflict of interest by reason of your position with the Company), or (iv) serving, subject to approval of the Board, as a member of the board of directors of other companies, provided that such activities do not interfere with the performance of your duties hereunder. Notwithstanding the foregoing and the provisions of Section 5 hereof, it is expressly acknowledged that your existing ownership in, and service as a director and/or officer of, ComNet Communications, Inc. ("ComNet") have been disclosed to the Company and that your continuing ownership thereof and, consistent with past practice, reasonable activities associated therewith, including without limitation, continuing as a director and/or officer thereof shall be permitted under the terms of this agreement and shall not constitute a breach hereof.

     (c) You acknowledge that your employment as Advisor by the Company is at will and either you or the Company may terminate your employment prior to the Termination Date with immediate effect upon notice to the other party.

3. (a) Your salary for serving as Advisor shall be $320,000 per annum payable in accordance with the Company's normal payroll practices, and you shall continue to be entitled to participate in the Company's health and welfare benefit and 401(k) plans generally available to employees of the Company in accordance with and subject to their terms. You shall continue to be entitled to reasonable periods of vacation consistent with past practice. Between the Effective Date and termination of your employment, you shall not be entitled to any perquisites that you currently enjoy as a senior executive officer of the Company.

     (b) As an employee-director of the Company, you shall not be entitled to receive any compensation or other fees in respect of 2011 for serving as a director of the Company, including serving as Chairman of the Board. Following termination of your employment and so long as you thereafter serve as a member of the Board, you shall be entitled to the same compensation awarded to each other non-employee member of the Board for service as a director in addition to compensation awarded to you, if any, for serving as Chairman of the Board.

4. (a) Except as hereafter provided, all rights granted to you under your stock option agreements in effect as of the Effective Date, including the vesting and exercisability periods of such awards, shall continue in accordance with the terms thereof during the term of your continued employment. Notwithstanding anything to the contrary in your stock option agreements or in the immediately preceding sentence, if after the Effective Date your employment is terminated by the Company without Cause (as that term is defined in your stock option agreements) or by you for Good Reason (as that term is defined in your stock option agreements) in no event may you exercise your stock options after March 30, 2012; provided that the foregoing shall not apply to your stock options granted pursuant to agreement dated December 14, 2001 inasmuch as such stock options are by their terms exercisable through December 13, 2011 regardless of whether or not you are an employee of the Company or the reason you cease to be an employee.

     (b) Assuming that you continue in the Company's employ through the Effective Date in your present position and on current terms of employment, you will vest on January 2, 2011 in your stock units granted in 2008, including those granted under the Company's Long Term Incentive Plan ("LTIP"), and the underlying shares will be paid to you in accordance with the terms of the LTIP. Except for earlier vesting in the case of your death, you will vest on the Termination Date in your stock units granted under the LTIP in January 2009 and January 2010 and the underlying shares will be paid six months following the Termination Date.

     (c) Assuming you continue in the Company's employ through the Effective Date in your present position and on the current terms of employment, notwithstanding anything in the LTIP to the contrary, if, in accordance with the terms of the LTIP, you shall be entitled to any payment in respect of cash awards for the measurement periods 2009 - 2011 and/or 2010 - 2012, you shall only be entitled to a payment in an amount equal to (i) for the 2009 - 2011 measurement period, 66-2/3% of the amount you would have been entitled to had you remained employed through December 31, 2011 and (ii) for the 2010 - 2012 measurement period, 33-1/3% of the amount you would have been entitled to had you remained employed through December 31, 2012. For the avoidance of doubt, if under the terms of the LTIP you would not have been entitled to any payment in respect of a cash award for an aforementioned measurement period had you continued in the Company's employ for such entire measurement period, then you shall not be entitled to any payment in respect thereof.

     (d) By signing this letter, you acknowledge that your retirement from the position of CEO on the Effective Date, your continued employment at the Company in the role of Advisor from the Effective Date through the Termination Date, and any associated changes to your duties, responsibilities, compensation and benefits in accordance with this agreement will not result in vesting as of the Effective Date of any stock units or any other LTIP award and do not provide you with "Good Reason" to terminate your employment for purposes of the LTIP, any stock option award, or the Severance Agreement between you and the Company dated as of April 25, 2005, as amended from time to time (the "Severance Agreement").

5. As of December 31, 2010, (a) the Continuity Agreement between you and the Company dated as of June 22, 1998, as amended from time to time, and (b) the provisions of the Severance Agreement (other than Sections 6.01, 6.02, 6.03, and 6.05 thereof), as amended from time to time, shall terminate. As of December 31, 2010 you shall no longer be entitled to additional awards of stock units or potential cash awards under the LTIP.

6. The Board may or may not, in its sole discretion, nominate you for reelection to the Board and/or appoint you as Chairman of the Board. Failure to nominate you for reelection to the Board or failure to reappoint you as Chairman of the Board at any time prior to the Termination Date shall not constitute "Good Reason" for you to terminate your employment with the Company for purposes of your stock units or any stock option award.

7. So long as you shall serve as Advisor, you shall be entitled, at the Company's expense, to administrative assistance. The Company shall reimburse you, in accordance with Company policies, as amended from time to time, for reasonable business expenses incurred by you in the performance of your duties hereunder, including those as a member of the Board.

8. If any provision of this agreement shall be declared invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof, which shall remain in full force and effect.

9. The terms of this agreement are intended by us to be the final expression of our agreement with respect to your employment with us and your service as a member of the Board, including as Chairman.

     Please sign and return a copy of this letter to confirm your agreement with the foregoing.

                                           Very truly yours,

                                           EMCOR Group, Inc.




                                           By: /s/ Anthony J. Guzzi
                                               --------------------------------
                                                Name:  Anthony J. Guzzi
                                                Title: President



The foregoing is hereby confirmed and agreed to.



/s/ Frank T. MacInnis
--------------------------------
Name:  Frank T. MacInnis

                                                                    Exhibit 99.1

                          FOR:      EMCOR GROUP, INC.

                          CONTACT:  R. Kevin Matz
                                    Executive Vice President
                                    Shared Services
                                    (203) 849-7938

                                    FD
                                    Investors: Eric Boyriven / Alexandra Tramont
                                    (212) 850-5600

                                    Linden Alschuler & Kaplan, Inc.
                                    Media: Suzanne Dawson / Cecile Fradkin
                                    212-575-4545


                    EMCOR GROUP ANNOUNCES CEO SUCCESSION PLAN
              - CHAIRMAN & CEO FRANK T. MACINNIS WILL TRANSITION TO
                            NON-EXECUTIVE CHAIRMAN -
                      - ANTHONY J. GUZZI WILL BECOME CEO -


NORWALK, CONNECTICUT, May 25, 2010 - EMCOR Group, Inc. (NYSE: EME), a Fortune 500 leader in mechanical and electrical construction, energy infrastructure and facilities services, today announced that its Chairman and Chief Executive Officer, Frank T. MacInnis, age 63, will retire as Chief Executive Officer effective January 3, 2011, after serving as such for over 16 years. It is expected that Mr. MacInnis will continue to serve as non-executive Chairman of EMCOR's Board of Directors.

Mr. Anthony J. Guzzi, age 46, current EMCOR President and Chief Operating Officer, will succeed Mr. MacInnis as Chief Executive Officer. Mr. Guzzi was elected to the Board of Directors in December 2009, will remain a director of the Company, and will retain the title of President. As part of the Company's succession planning process, Mr. Guzzi was identified as a potential successor to Mr. MacInnis when he joined the Company in 2004 as President and Chief Operating Officer.

Stephen W. Bershad, Chair of the Board's Compensation and Personnel Committee, stated: "Frank MacInnis has done an outstanding job as EMCOR's Chairman and CEO, leading the Company into a period of significant expansion and prosperity for which we are deeply indebted to him. Under Frank's 16-year leadership, EMCOR has grown from a group of specialty contracting subsidiary companies with revenues in 1994 of $1.8 billion and shareholders equity of $81.1 million, to a Fortune 500 company, a global leader in mechanical and electrical construction, energy infrastructure and facilities services, with 2009 revenues of over $5.5 billion, net income of $161 million and current market capitalization of approximately $1.6 billion. During Frank's stewardship EMCOR has been recognized by business publications as among the 'World's Most Admired' and 'Best Managed Companies'. Perhaps most importantly, Frank has built a management team capable of leading the Company into the future."

Mr. Bershad continued, "Today's announcement ensures continued strong leadership for EMCOR. Tony Guzzi is a proven leader in the industry, ideally suited to succeed Frank as Chief Executive Officer and to guide EMCOR's growth in the years to come. Tony has played a key leadership role in the Company's transformation over the past five years. He has been instrumental in driving the Company's successful effort to diversify its revenue and profit base, and to enable it to prosper across economic cycles, as evidenced by the Company's excellent performance in the recent recession. He has also played a critical role in leading EMCOR's disciplined approach to project bidding, program management and cost controls, all of which have enabled the Company to weather the recent downturn in the market and be positioned to take advantage of the eventual rebound."

Mr. MacInnis commented, "EMCOR Group is a rare example of a company that emerges from reorganization and attains a leading position in its industry. I am pleased that I was chosen to lead the reconstruction of our Company; proud of our success in doing so; and grateful for the opportunity to continue my work as Chairman of EMCOR. With growing evidence of improved economic conditions, I am glad to be able to leave the industry's strongest balance sheet and the world's largest and best-performing company of its kind in Tony Guzzi's capable hands, and I look forward to working closely with him to ensure a smooth transition."

Mr. Guzzi stated, "I've learned a great deal from working closely with Frank for nearly six years, and I'm honored and very excited to take on this opportunity to lead EMCOR. EMCOR continues to benefit from our broad and diverse market exposure, as the initiatives we have undertaken have positioned us to capitalize on opportunities across our end markets. I look forward to leading the Company in the coming years and continuing our strategy for growth and success."

Prior to joining EMCOR Group, Mr. Guzzi held a variety of senior leadership positions at United Technologies Corporation (NYSE: UTX) and its subsidiary Carrier Corporation from 1997 to October 2004. Prior to joining United Technologies, Mr. Guzzi was an Engagement Manager at McKinsey & Company from 1993 to 1996.

From 1986 to 1991, he served in the U.S. Army as a Light Infantry Captain and is Ranger qualified. Mr. Guzzi received a B.S. in Civil Engineering and Economics from the United States Military Academy (West Point) in 1986. He received an M.B.A. from Harvard Business School in 1993.


About EMCOR Group, Inc.

A Fortune 500 company with estimated 2010 revenues of $5.0 billion, EMCOR Group, Inc. (NYSE: EME) is a global leader in mechanical and electrical construction, energy infrastructure, and facilities services. A leading provider of critical infrastructure systems, EMCOR gives life to new structures and sustains life in existing ones by its planning, installing, operating, maintaining, and protecting the sophisticated and dynamic systems that create facility environments---such as electrical, mechanical, lighting, air conditioning, heating, security, fire protection, and power generation systems---in virtually every sector of the economy and for a diverse range of businesses, organizations and government. EMCOR represents a rare combination of broad reach with local execution, combining the strength of an industry leader with the knowledge and care of 170 locations. The 26,000 skilled employees of EMCOR have made the company, in the eyes of leading business publications, amongst the "World's Most Admired" and "Best Managed". EMCOR's diversity---in terms of the services it provides, the industries it serves and the geography it spans---has enabled it to create a stable platform for sustained results. The Company's strong financial position has enabled it to attract and retain among the best local and regional talent, to undertake and complete the most ambitious projects, and to redefine and shape the future of the construction and facilities services industry. Additional information on EMCOR can be found at www.EMCORGroup.com.

     This release may contain certain forward-looking statements within the meaning of the Private Securities Reform Act of 1995. Any such comments are based upon information available to EMCOR management and its perception thereof, as of this date, and EMCOR assumes no obligation to update any such forward-looking statements. These forward-looking statements may include statements regarding market opportunities, market share growth, gross profit, backlog mix, projects with varying profit margins, and selling, general and administrative expenses. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Accordingly these statements are no guarantee of future performance. Such risk and uncertainties include, but are not limited to, adverse effects of general economic conditions, changes in the political environment, changes in the specific markets for EMCOR's services, adverse business conditions, availability of adequate levels of surety bonding, increased competition, unfavorable labor productivity and mix of business. Certain of the risks and factors associated with EMCOR's business are also discussed in the Company's 2009 Form 10-K, its Form 10-Q for the first quarter ended March 31, 2010, and in other reports filed from time to time with the Securities and Exchange Commission. All these risks and factors should be taken into account in evaluating any forward-looking statements.